Exhibit 99.1

VIPER ENERGY, INC., A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., HAS COMPLETED ITS ACQUISITION OF SITIO ROYALTIES CORP. IN ALL-EQUITY TRANSACTION

MIDLAND, Texas, August 19, 2025 (GLOBE NEWSWIRE) – Viper Energy, Inc. (NASDAQ:VNOM) (“Viper” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) (“Diamondback”), today announced that Viper has completed its acquisition of Sitio Royalties Corp. (“Sitio”) in an all-equity transaction. Additionally, the Company announced revised Q3 2025 production guidance to give effect to the closing of the merger.

REVISED THIRD QUARTER 2025 GUIDANCE

•	Average oil production of 54,500 – 57,500 bo/d; represents an increase of 8,500 bo/d at the midpoint versus prior standalone guidance given 43 days of contribution from Sitio

•	Average total production of 104,000 – 110,000 boe/d; represents an increase of 18,000 boe/d at the midpoint versus prior standalone guidance given 43 days of contribution from Sitio

“We are pleased to announce the closing of the merger of Viper and Sitio, the combination of which signifies an important moment for the mineral and royalty industry. This combination creates a leader in size, scale, float, liquidity and access to investment grade capital in the highly fragmented minerals market with Viper still maintaining its highly unique and symbiotic relationship with Diamondback as our parent company. Pro forma Viper will be uniquely positioned in North American shale to deliver sustained growth with no capex and only limited operating costs,” stated Kaes Van’t Hof, Chief Executive Officer of Viper.

About Viper Energy, Inc.

Viper is a corporation formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on owning and acquiring mineral and royalty interests in oil-weighted basins, primarily the Permian Basin. For more information, please visit www.viperenergy.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the federal securities laws, which involve certain risks, uncertainties and assumptions that could cause the results to differ materially from such statements. All statements, other than historical facts, that address activities that Viper assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future, the benefits of the merger between Viper and Sitio and Viper’s future financial performance following the merger, Viper’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. When used herein, the words “may,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions and the negative of such words and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The forward-looking statements are based on Viper’s management’s current beliefs, based on currently available information, as to the outcome and timing of future events.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: Viper’s ability to successfully integrate Sitio’s and Viper’s businesses and technologies; the risk that the expected benefits and synergies of the merger between Viper and Sitio may not be fully achieved in a timely manner, or at all; the risk that Viper will not be able to retain and hire key personnel; unanticipated difficulties or expenditures relating to the merger between Viper and Sitio, the response of business partners and retention as a result of the merger; Viper’s ability to finance the combined company on acceptable terms or at all; uncertainty as to the long-term value of Viper’s common stock; the diversion of Viper’s management’s time on transaction-related matters; and those risks described in Viper’s periodic filings with the U.S. Securities and Exchange Commission (“SEC”), including in Item 1A of Viper’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025, subsequent Forms 10-Q and 8-K and other filings Viper makes with the SEC, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Viper’s website at www.viperenergy.com/investors/overview.

In light of these factors, the events anticipated by Viper’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Viper conducts its business in a very competitive and rapidly changing environment and new risks emerge from time to time. Viper cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements they may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this communication or, if earlier, as of the date they were made. Viper does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Investor Contact

Viper Energy:

Chip Seale

+1 432.247.6218

cseale@viperenergy.com

Source: Viper Energy, Inc.; Diamondback Energy, Inc.